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                                SUB-CUSTODIAN CONTRACT
                                        Among
                               THE MUNDER FUNDS, INC.,
                                    COMERICA BANK
                                         and
                         STATE STREET BANK AND TRUST COMPANY




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                                  TABLE OF CONTENTS


                                                                           PAGE

1.   Employment of Sub-Custodian and Property to be Held By
     It. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   Duties of the Sub-Custodian with Respect to Property
     of the Fund Held by the Sub-Custodian in the United States. . . . . . . 2
     2.1    Holding Securities . . . . . . . . . . . . . . . . . . . . . . . 2
     2.2    Delivery of Securities . . . . . . . . . . . . . . . . . . . . . 2
     2.3    Registration of Securities . . . . . . . . . . . . . . . . . . . 4
     2.4    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.5    Availability of Federal Funds. . . . . . . . . . . . . . . . . . 5
     2.6    Collection of Income . . . . . . . . . . . . . . . . . . . . . . 5
     2.7    Payment of Fund Monies . . . . . . . . . . . . . . . . . . . . . 5
     2.8    Liability for Payment in Advance of Receipt of
            Securities Purchased . . . . . . . . . . . . . . . . . . . . . . 6
     2.9    Appointment of Agents. . . . . . . . . . . . . . . . . . . . . . 7
     2.10   Deposit of Fund Assets in U.S. Securities System . . . . . . . . 7
     2.11   Fund Assets Held in the Sub-Custodian's Direct
            Paper System . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.12   Segregated Account . . . . . . . . . . . . . . . . . . . . . . . 9
     2.13   Ownership Certificates for Tax Purposes. . . . . . . . . . . . . 9
     2.14   Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.15   Communications Relating to Portfolio
            Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .10

3.   Duties of the Sub-Custodian with Respect to Property of
     the Fund Held Outside of the United States. . . . . . . . . . . . . . .10

     3.1    Appointment of Foreign Sub-Sub-Custodians. . . . . . . . . . . .10
     3.2    Assets to be Held. . . . . . . . . . . . . . . . . . . . . . . .10
     3.3    Foreign Securities Systems . . . . . . . . . . . . . . . . . . .10
     3.4    Holding Securities . . . . . . . . . . . . . . . . . . . . . . .11
     3.5    Agreements with Foreign Banking Institutions . . . . . . . . . .11
     3.6    Access of Independent Accountants of the Fund. . . . . . . . . .11
     3.7    Reports by Sub-Sub-Custodian . . . . . . . . . . . . . . . . . .11
     3.8    Transactions in Foreign Custody Account. . . . . . . . . . . . .11
     3.9    Liability of Foreign Sub-Sub-Custodians. . . . . . . . . . . . .12
     3.10   Liability of Sub-Custodian . . . . . . . . . . . . . . . . . . .12
     3.11   Reimbursement for Advances . . . . . . . . . . . . . . . . . . .12
     3.12   Monitoring Responsibilities. . . . . . . . . . . . . . . . . . .13
     3.13   Branches of U.S. Banks . . . . . . . . . . . . . . . . . . . . .13
     3.14   Tax Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

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4.   Payments for Sales or Repurchases or Redemptions
     of Shares of the Fund . . . . . . . . . . . . . . . . . . . . . . . . .13

5.   Proper Instructions . . . . . . . . . . . . . . . . . . . . . . . . . .14

6.   Actions Permitted Without Express Authority . . . . . . . . . . . . . .14

7.   Evidence of Authority . . . . . . . . . . . . . . . . . . . . . . . . .15

8.   Duties of Sub-Custodian With Respect to the Books of Account
     and Calculation of Net Asset Value and Net Income . . . . . . . . . . .15

9.   Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

10.  Opinion of Fund's Independent Accountants . . . . . . . . . . . . . . .15

11.  Reports to Fund by Independent Public Accountants . . . . . . . . . . .16

12.  Compensation of Sub-Custodian . . . . . . . . . . . . . . . . . . . . .16

13.  Responsibility of Sub-Custodian . . . . . . . . . . . . . . . . . . . .16

14.  Effective Period, Termination and Amendment . . . . . . . . . . . . . .18

15.  Successor Sub-Custodian . . . . . . . . . . . . . . . . . . . . . . . .18

16.  Interpretive and Additional Provisions. . . . . . . . . . . . . . . . .19

17.  Additional Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . .19

18.  Massachusetts Law to Apply. . . . . . . . . . . . . . . . . . . . . . .19

19.  Prior Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

20.  Reproduction of Documents . . . . . . . . . . . . . . . . . . . . . . .20

21.  Shareholder Communications Election . . . . . . . . . . . . . . . . . .20

22.  Use of Fund's Name. . . . . . . . . . . . . . . . . . . . . . . . . . .20

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                                SUB-CUSTODIAN CONTRACT


     This Contract among The Munder Funds, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at 480 Pierce Street, Birmingham, Michigan 48009, hereinafter called the "Fund", Comerica Bank, a Michigan banking corporation having a principal place of business at 411 West Lafayette, Detroit, Michigan 48226, hereinafter called the "Custodian" and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Sub-Custodian",

                                     WITNESSETH:

     WHEREAS, the Fund has appointed the Custodian as custodian of its assets;

     WHEREAS, the Custodian and the Fund desire to appoint the Sub-Custodian to act as sub-custodian of the assets of the Fund;

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund currently offers shares in thirteen series, Munder All-Season Aggressive Fund, Munder All-Season Conservative Fund, Munder All-Season Moderate Fund, Munder International Bond Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Growth Fund, Munder Money Market Fund, Munder Multi-Season Growth Fund, Munder Real Estate Equity Investment Fund, Munder Small-Cap Value Fund, Munder Short Term Treasury Fund, Munder Value Fund and NetNet Fund (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 17, being herein referred to as the "Portfolio(s)");

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   EMPLOYMENT OF SUB-CUSTODIAN AND PROPERTY TO BE HELD BY IT

     The Custodian and the Fund hereby employ the Sub-Custodian as the Sub-Custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Articles of Incorporation. The Fund on behalf of the Portfolio(s) agrees to deliver to the Sub-Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund representing interests in the Portfolios, ("Shares") as may be

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issued or sold from time to time. The Sub-Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Sub-Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Sub-Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Directors of the Fund on behalf of the applicable Portfolio(s), and provided that the Sub-Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-sub-custodian so employed than any such sub-sub-custodian has to the Sub-Custodian. The Sub-Custodian may employ as sub-sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2. DUTIES OF THE SUB-CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE SUB-CUSTODIAN IN THE UNITED STATES

2.1 HOLDING SECURITIES. The Sub-Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to
     Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a U.S. Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Sub-Custodian (the "Direct Paper System") pursuant to Section 2.11.

2.2 DELIVERY OF SECURITIES. The Sub-Custodian shall release and deliver domestic securities owned by a Portfolio held by the Sub-Custodian or in a U.S. Securities System account of the Sub-Custodian or in the Sub-Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

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     5)   To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Sub-Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Sub-Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Sub-Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Sub-Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Sub-Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by the Sub-Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Sub-Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Sub-Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, BUT ONLY against receipt of amounts borrowed;

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     12)  For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Sub-Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Sub-Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     15) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Sub-Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Sub-Custodian which nominee shall be assigned exclusively to the Portfolio, UNLESS the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-sub-custodian appointed pursuant to Article 1. All securities accepted by the Sub-Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Sub-Custodian to maintain securities in "street name", the Sub-Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the

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     Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 BANK ACCOUNTS. The Sub-Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Sub-Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Sub-Custodian for a Portfolio may be deposited by it to its credit as Sub-Custodian in the Banking Department of the Sub-Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a Sub-Custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Sub-Custodian in its capacity as Sub-Custodian and shall be withdrawable by the Sub-Custodian only in that capacity.

2.5 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Sub-Custodian, the Sub-Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Sub-Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.6 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Sub-Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Sub-Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's Sub-Custodian account. Without limiting the generality of the foregoing, the Sub-Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund.
     The Sub-Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Sub-Custodian of the income to which the Portfolio is properly entitled.

2.7 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by

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     the parties, the Sub-Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Sub-Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a Sub-Custodian and has been designated by the Sub-Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Sub-Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Sub-Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Sub-Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Sub-Custodian along with written evidence of the agreement by the Sub-Custodian to repurchase such securities from the Portfolio or
          (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short;

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     7)   For any other proper purpose, BUT ONLY upon receipt of, in addition to
          Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8  LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED.
     Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Sub-Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Sub-Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Sub-Custodian.

2.9 APPOINTMENT OF AGENTS. The Sub-Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a Sub-Custodian, as its agent to carry out such of the provisions of this Article 2 as the Sub-Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Sub-Custodian of its responsibilities or liabilities hereunder.

2.10 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Sub-Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Sub-Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Sub-Custodian in the U.S. Securities System which shall not include any assets of the Sub-Custodian other than assets held as a fiduciary, Custodian or otherwise for customers;

     2) The records of the Sub-Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Sub-Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and
          (ii) the making of an entry on

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          the records of the Sub-Custodian to reflect such payment and transfer for the account of the Portfolio. The Sub-Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Sub-Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Sub-Custodian and be provided to the Fund at its request. Upon request, the Sub-Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

     4) The Sub-Custodian shall provide the Fund for the Portfolio with any report obtained by the Sub-Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) The Sub-Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 14 hereof;

     6) Anything to the contrary in this Contract notwithstanding, the Sub-Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Sub-Custodian or any of its agents or of any of its or their employees or from failure of the Sub-Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Sub-Custodian with respect to any claim against the U.S. Securities System or any other person which the Sub-Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.11 FUND ASSETS HELD IN THE SUB-CUSTODIAN'S DIRECT PAPER SYSTEM. The Sub-Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Sub-Custodian subject to the following provisions:

     1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

     2) The Sub-Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Sub-Custodian in the Direct Paper System which shall not include any assets of the Sub-

          Custodian other than assets held as a fiduciary, Custodian or otherwise for customers;

     3) The records of the Sub-Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

     4) The Sub-Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Sub-Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Sub-Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Sub-Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

     5) The Sub-Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the U.S. Securities System for the account of the Portfolio;

     6) The Sub-Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.12 SEGREGATED ACCOUNT. The Sub-Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Sub-Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Sub-Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, BUT ONLY, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.13 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Sub-Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.14 PROXIES. The Sub-Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Sub-Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Sub-Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Sub-Custodian shall transmit promptly to the Portfolio all written information received by the Sub-Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Sub-Custodian at least three business days prior to the date on which the Sub-Custodian is to take such action.

3. DUTIES OF THE SUB-CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE OF THE UNITED STATES

3.1 APPOINTMENT OF FOREIGN SUB-SUB-CUSTODIANS. The Fund hereby authorizes and instructs the Sub-Custodian to employ as sub-sub-custodians for the Portfolio's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Fund's Board of Directors, the Sub-Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Sub-Custodian to cease the employment of any one or more such sub-sub-custodians for maintaining custody of the Portfolio's assets.

3.2 ASSETS TO BE HELD. The Sub-Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-Sub-Custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Sub-Custodian or the Fund may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions. The Sub-Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-sub-custodian.

3.3 FOREIGN SECURITIES SYSTEMS. Except as may otherwise be agreed upon in writing by the Sub-Custodian and the Fund, assets of the Portfolios shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4 HOLDING SECURITIES. The Sub-Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-sub-custodian in a single account that is identified as belonging to the Sub-Custodian for the benefit of its customers, PROVIDED HOWEVER, that (i) the records of the Sub-Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Sub-Custodian shall require that securities and other non-cash property so held by the foreign sub-sub-custodian be held separately from any assets of the foreign sub-sub-custodian or of others.

3.5 AGREEMENTS WITH FOREIGN BANKING INSTITUTIONS. Each agreement with a foreign banking institution shall provide that: (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Portfolio; (d) officers of or auditors employed by, or other representatives of the Sub-Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Sub-Custodian; and (e) assets of the Portfolios held by the foreign sub-sub-custodian will be subject only to the instructions of the Sub-Custodian or its agents.

3.6 ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND. Upon request of the Fund, the Sub-Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Sub-Custodian.

3.7 REPORTS BY SUB-CUSTODIAN. The Sub-Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio(s) held by foreign sub-sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Sub-Custodian on behalf of each applicable Portfolio indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities.

3.8 TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT. (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, MUTATIS MUTANDIS to the foreign securities of the Fund held outside the United States by foreign sub-sub-custodians.

     (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

     (c) Securities maintained in the custody of a foreign sub-sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9 LIABILITY OF FOREIGN SUB-SUB-CUSTODIANS. Each agreement pursuant to which the Sub-Custodian employs a foreign banking institution as a foreign sub-sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Sub-Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Sub-Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 LIABILITY OF SUB-CUSTODIAN. The Sub-Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Sub-Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Sub-Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Sub-Custodian and State Street London Ltd. have exercised reasonable care.

3.11 REIMBURSEMENT FOR ADVANCES. If the Fund requires the Sub-Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Sub-Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor to the extent thereof, and should the Fund fail to repay the Sub-Custodian promptly, the Sub-Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

3.12 MONITORING RESPONSIBILITIES. The Sub-Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-sub-custodians employed by the Sub-Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Sub-Custodian will promptly inform the Fund in the event that the Sub-Custodian learns of a material adverse change in the financial condition of a foreign sub-sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13 BRANCHES OF U.S. BANKS. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolios assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in
     Section 26(a) of said Act. The appointment of any such branch as a sub-sub-custodian shall be governed by paragraph 1 of this Contract.

     (b) Cash held for each Portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Sub-Custodian's London branch, which account shall be subject to the direction of the Sub-Custodian, State Street London Ltd. or both.

3.14 TAX LAW. The Sub-Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Sub-Custodian as Sub-Custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Sub-Custodian of the obligations imposed on the Fund or the Sub-Custodian as Sub-Custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Sub-Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

4.   PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES OF THE FUND

     The Sub-Custodian shall receive from the distributor for the Shares or from the transfer agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Sub-Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the transfer agent of any receipt by it of payments for Shares of such Portfolio.

     From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Sub-Custodian shall, upon receipt of instructions from the transfer agent, make funds available for payment to holders of Shares who have delivered to the transfer agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Sub-Custodian is authorized upon receipt of instructions from the transfer agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Sub-Custodian shall honor checks drawn on the Sub-Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Sub-Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Sub-Custodian.

5.   PROPER INSTRUCTIONS

     Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Sub-Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Sub-Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Sub-Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

6.   ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

     The Sub-Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, PROVIDED that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Directors of the Fund.

7.   EVIDENCE OF AUTHORITY

     The Sub-Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Sub-Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Sub-Custodian of written notice to the contrary.

8. DUTIES OF SUB-CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

     The Sub-Custodian shall keep the books of account of each Portfolio and compute the net asset value per share of the outstanding shares of each Portfolio. The Sub-Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's currently effective prospectus related to such Portfolio and shall advise the Fund and the transfer agent daily of the total amounts of such net income and shall advise the transfer agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such Portfolio.

9.   RECORDS

     The Sub-Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Sub-Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Sub-Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Sub-Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Sub-Custodian, include certificate numbers in such tabulations.

10.  OPINION OF FUND'S INDEPENDENT ACCOUNTANT

     The Sub-Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.  REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

     The Sub-Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Sub-Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.  COMPENSATION OF SUB-CUSTODIAN

     The Sub-Custodian shall be entitled to reasonable compensation for its services and expenses as Sub-Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Sub-Custodian.

13.  RESPONSIBILITY OF SUB-CUSTODIAN

     So long as and to the extent that it is in the exercise of reasonable care, the Sub-Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Sub-Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by the Fund and shall be without liability to the Fund or to the Custodian for any action taken or omitted by it in good faith without negligence, willful misconduct or reckless disregard of its duties and obligations under this Contract. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     Except as may arise from the Sub-Custodian's own bad faith, negligence, willful misconduct or reckless disregard of its duties and obligations hereunder or the bad faith, negligence or willful misconduct or reckless disregard of the duties and obligations of a sub-sub-custodian or agent, the Sub-Custodian shall be without liability to the Fund or to the Custodian for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Sub-Custodian or any sub-sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Fund or the Investment Advisor in their instructions to the Sub-Custodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Sub-Custodian's sub-sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Sub-Custodian, the Fund, the Sub-Custodian's sub-sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

     The Sub-Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-sub-custodians generally in this Contract.

     If the Fund on behalf of a Portfolio requires the Sub-Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Sub-Custodian, result in the Sub-Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Sub-Custodian to take such action, shall provide indemnity to the Sub-Custodian in an amount and form satisfactory to it.

     If the Fund requires the Sub-Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Sub-Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor to the extent thereof, and should the Fund fail to repay the Sub-Custodian promptly, the Sub-Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

     The Sub-Custodian shall have no responsibility or liability for any acts or omissions of any prior custodian, subcustodian, accounting agent or other service provider to the Fund and shall be indemnified by the Fund against any claims arising out of or attributable to the acts or omissions of any prior custodian, subcustodian, accounting agent or other service provider. Without in any way limiting the foregoing, the Subcustodian shall have no liability in respect of any loss, damage or expense suffered by the Fund insofar as such loss, damage or expense arises from the performance of the Subcustodian's duties hereunder in reliance upon records that were maintained for the Fund by entities other than the Subcustodian prior to the Subcustodian's appointment as subcustodian for the Fund.

     In no event shall the Sub-Custodian be liable for indirect, special or consequential damages.

14.  EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by the Fund, the Custodian or the Sub-Custodian by an instrument in writing delivered or mailed, postage prepaid to the other parties, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; PROVIDED, however that the Sub-Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Sub-Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System by such Portfolio ; PROVIDED FURTHER, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Sub-Custodian by giving notice as described above to the Sub-Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Sub-Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Sub-Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Sub-Custodian for its costs, expenses and disbursements.

15.  SUCCESSOR SUB-CUSTODIAN

     If a successor Sub-Custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of Directors of the Fund, the Sub-Custodian shall, upon termination, deliver to such successor Sub-Custodian at the office of the Sub-Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor Sub-Custodian all of the securities of each such Portfolio held in a Securities System.

     If no such successor Sub-Custodian shall be appointed, the Sub-Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Sub-Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor Sub-Custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Sub-Custodian on or before the date when such termination shall become effective, then the Sub-Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Sub-Custodian on behalf of each applicable Portfolio and all instruments held by the Sub-Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor Sub-Custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Sub-Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Sub-Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor Sub-Custodian, the Sub-Custodian shall be entitled to fair compensation for its services during such period as the Sub-Custodian retains possession of such securities, funds and other properties and the provisions of this

Contract relating to the duties and obligations of the Sub-Custodian shall remain in full force and effect.

16.  INTERPRETIVE AND ADDITIONAL PROVISIONS

     In connection with the operation of this Contract, the Sub-Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.  ADDITIONAL FUNDS

     In the event that the Fund establishes one or more series of Shares in addition to Munder All-Season Aggressive Fund, Munder All-Season Conservative Fund, Munder All-Season Moderate Fund, Munder International Bond Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Growth Fund, Munder Money Market Fund, Munder Multi-Season Growth Fund, Munder Real Estate Equity Investment Fund, Munder Small-Cap Value Fund, Munder Short Term Treasury Fund, Munder Value Fund and NetNet Fund with respect to which it desires to have the Sub-Custodian render services as Sub-Custodian under the terms hereof, it shall so notify the Sub-Custodian in writing, and if the Sub-Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.  MASSACHUSETTS LAW TO APPLY

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

19.  PRIOR CONTRACTS

     This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Sub-Custodian relating to the custody of the Fund's assets.

20.  REPRODUCTION OF DOCUMENTS

     This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

21.  SHAREHOLDER COMMUNICATIONS ELECTION

     Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Sub-Custodian needs the Fund to indicate whether it authorizes the Sub-Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Sub-Custodian "no", the Sub-Custodian will not provide this information to requesting companies. If the Fund tells the Sub-Custodian "yes" or does not check either "yes" or "no" below, the Sub-Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

     YES [ ] The Sub-Custodian is authorized to release the Fund's name, address, and share positions.

     NO [ ] The Sub-Custodian is not authorized to release the Fund's name, address, and share positions.

22.  USE OF FUND'S NAME

     The Sub-Custodian shall not, without the written consent of the Custodian and the Fund, identify the Fund, or any Portfolio, as a custodial client of the Sub-Custodian in any promotional materials, proposals to or other communications with clients or prospective clients.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of October, 1997.


ATTEST                                  THE MUNDER FUNDS, INC.


                                        By
-------------------------                 ------------------------------



ATTEST                                  STATE STREET BANK AND TRUST COMPANY


                                        By
-------------------------                 ------------------------------
                                              Senior Vice President



ATTEST                                  COMERICA BANK


                                        By
-------------------------                 ------------------------------

                                      SCHEDULE A


     The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of Munder Funds, Inc. for use as sub-sub-custodians for the Fund's securities and other assets:



                      (Insert banks and securities depositories)






















Certified:


----------------------------
Fund's Authorized Officer


Date:
     -----------------------